As filed with the Securities and Exchange Commission on May 21, 2026

Registration No. ________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PSB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	39-4296886
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

202 North Main Street P.O. Box 191 Deer Lodge, Montana (Address of principal executive offices)	59722 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290457

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the registrant’s securities to be registered, reference is made to the sections “Market for the Common Stock” and “Description of Capital Stock of PSB Financial” contained in the registrant’s definitive prospectus dated March 16, 2026, as filed on March 19, 2026, pursuant to SEC Rule 424(b)(3) (the “Prospectus”), which sections are hereby incorporated by reference. For a description of the provisions of the registrant’s Articles of Incorporation and Bylaws that may render a change in control of the registrant more difficult, reference is made to the sections “Restrictions on Acquisition of PSB Financial” and “Description of Capital Stock of PSB Financial” contained in the Prospectus, which sections are incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of PSB Financial, Inc.(1)

3.2	Bylaws of PSB Financial, Inc.(2)

4	Form of Common Stock Certificate of PSB Financial, Inc.(3)

(1)	Incorporated by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1 (File No. 333-290457) filed on September 23, 2025, as amended.

(2)	Incorporated by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1 (File No. 333-290457) filed on September 23, 2025, as amended.

(3)	Incorporated by reference to Exhibit 4 of the registrant’s Registration Statement on Form S-1 (File No. 333-290457) filed on September 23, 2025, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PSB FINANCIAL, INC.

	By:	/s/ Phillip K. Willett
Phillip K. Willett
President and Chief Financial Officer

Dated: May 21, 2026

3